Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions “Sirenza Selected Historical Consolidated Financial Data” and “Experts” and to the use of our report dated January 17, 2003, included in the Proxy Statement of Vari-L Company, Inc. that is made a part of the Registration Statement on Form S-4 and Prospectus of Sirenza Microdevices, Inc. for the registration of 5,000,000 shares of its common stock.

/s/    Ernst & Young LLP

San Jose, California

February 26, 2003